Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of InVivo Therapeutics Holdings Corp. of our report dated March 11, 2015, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2015.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement on Form S-3.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

June 9, 2016